EXHIBIT A.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

Dated June 25, 2003

REPUBLICA ORIENTAL DEL URUGUAY,
BANCO CENTRAL DEL URUGUAY, AS FINANCIAL AGENT
AND
CITIGROUP GLOBAL MARKETS INC.

UNDERWRITING AGREEMENT
7.25% BONDS DUE 2011 (USD)

REPUBLICA ORIENTAL DEL URUGUAY
7.25% Bonds due 2011
UNDERWRITING AGREEMENT

June 25, 2003

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

     REPUBLICA ORIENTAL DEL URUGUAY (the “Republic”) proposes to issue and sell to Citigroup Global Markets Inc. (the “Underwriter”) U.S.$53,104,797 principal amount of its securities (the “Securities”). The Securities constitute a further issuance of, will be fungible with and consolidated and form a single series with, the $446,895,203 7.25% Bonds due 2011 (USD). The Securities will be issued pursuant to an Indenture, dated as of May 29, 2003 (the “Indenture”), among the Republic, Banco Central del Uruguay (“Banco Central”), as the Republic’s financial agent, and the trustee named therein (the “Trustee”). A copy of the executed Indenture was filed on June 9, 2003 as an exhibit to a post-effective amendment to the Registration Statement (as defined below), under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), dated March 11, 2003, of the Republic registering U.S.$3,000,000,000 (or the equivalent of that amount in other currencies or currency units) aggregate principal amount of the Republic’s debt securities and/or warrants to purchase debt securities, including the Securities, under the Securities Act. The Securities will be issued in the form of one or more registered global securities registered in the name of a nominee of the Depository Trust Company, in the authorized denominations specified in Schedule I hereto. For purposes of the laws of the Republic, this Agreement is intended to secure the agreement on the part of the Underwriter to disburse the Purchase Price, as specified in Schedule I hereto, to or for the account of the Republic against delivery of the Securities, subject to the terms and conditions set forth herein. Except where the context otherwise requires, terms not otherwise defined in this Agreement shall have the meanings specified in the Indenture or in the Securities.

     1.     Issue of Securities, Prospectus and Publicity

     (a)  Agreement to Issue. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Republic agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Republic, at the purchase price set forth in Schedule I hereto (the “Purchase Price”), subject to the adjustments referred to in Section 9, the principal amount of the Securities set forth opposite its name on Schedule II.

     (b)  The Securities. At or prior to the date and time of delivery and payment for the Securities, which date and time may be postponed by agreement between the Underwriter and the Republic (such date and time of delivery and payment for the Securities being herein called the “Closing Date”), the Securities will be issued in accordance with the terms of the Indenture and will be in the forms and contain such terms as set forth therein. This Agreement, the Indenture and the Securities are together referred to herein as the “Agreements.”

     (c)  Publicity. Except as may be required by law and except as provided for in this Agreement, no announcement or other publicity relating to the Securities shall be made or issued directly or indirectly by or on behalf of any of the parties hereto without the prior approval of the Republic and the Underwriter.

     2.     Stabilization

     (a)  The Underwriter for its own account may, to the extent permitted by applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the Securities, including, without limitation, overalloting the offering, creating a short position and bidding for and purchasing Securities to cover such short positions, and bidding for and purchasing Securities to stabilize the price of the Securities. In doing so, the Underwriter shall act as principal and not as agent of the Republic and any loss resulting from over-allotment or stabilization will be borne, and any profit arising from the same shall be retained, by the Underwriter. Such transactions may be effected on the Luxembourg Stock Exchange, in the over-the-counter market or otherwise. The Underwriter is not required to engage in these activities, and may end these activities at any time.

     (b)  Nothing in this Section 2 shall be construed as requiring the Republic to issue more than U.S.$53,104,797 in principal amount of the Securities.

     3.     Agreements by the Underwriter

     (a)  Purchase of Securities. The Underwriter agrees to purchase the Securities at the Purchase Price on the Closing Date on the terms of this Agreement.

     (b)  Restrictions. The Underwriter represents, warrants and agrees that it and each of its affiliates has complied and will comply with the terms set out in Schedule III.

     The Underwriter has not entered nor will enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Republic or in connection with its distribution of “confirmations of sale” to the purchasers of the Securities pursuant to the terms of this Agreement.

     (c)  Sales Among Affiliates of the Underwriter. The Republic acknowledges and agrees that the Underwriter may sell to any of its affiliates Securities purchased by the Underwriter, and that any of such affiliates may sell to other such affiliates or to the Underwriter Securities purchased by such affiliates.

     4.     Listing

     (a)  Application for Listing. The Republic confirms that it will make or cause to be made an application on its behalf for the Securities to be listed on each securities exchange named in Schedule I hereto (each a “Stock Exchange”) on or prior to the Closing Date.

     (b)  Supply of Information. The Republic agrees to deliver or cause to be delivered to each Stock Exchange copies of the Final Prospectus (as defined in Section 5(a)) and such other documents as may be required for the purpose of obtaining such listing.

     5.     Representations and Warranties of the Republic

     The Republic represents and warrants to the Underwriter as follows:

     (a)  Registration Statement.

(i) The Republic meets the requirements for use of Schedule B under the Securities Act. The Republic has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under Schedule B (No. 333-103739) covering the registration of the Securities under the Securities Act and including the related basic prospectus (the “Basic Prospectus”). Such registration statement has been declared effective by the Commission. Such registration statement, as amended to the date hereof, together with the Basic Prospectus constituting a part thereof, any prospectus supplement relating to the Securities, meets the requirements set forth in Release No. 33-6424 (the “Release”) and Schedule B under the Securities Act. Such registration statement (including the Basic Prospectus), as amended to the date hereof, are hereinafter referred to as the “Registration Statement.” The Republic proposes to file with the Commission pursuant to Rule 424(b) under the Securities Act a supplement to the Prospectus (the “Prospectus Supplement”) relating to the Securities and the plan of distribution thereof and has previously advised you of all other information (financial, statistical and other), if any, with respect to the Republic to be set forth therein.

The Basic Prospectus as supplemented by the Prospectus Supplement in the form in which it shall be filed with the Commission pursuant to Rule 424(b) is herein called the “Final Prospectus.”

(ii) Prior to the termination of the offering of the Securities, the Republic will not file any amendment to the Registration Statement or supplement to the Final Prospectus which shall not have previously been furnished to the Underwriter or of which the Underwriter shall not previously have been advised or to which the Underwriter shall have reasonably objected in writing and which has not been approved by the Underwriter after consultation with its counsel.

(iii) With respect to the Registration Statement and any amendment thereof, at the time such Registration Statement and any amendment thereof becomes effective and with respect to the Registration Statement, as of the Closing Date, and, with respect to the Final Prospectus and any amendment or supplement thereto, as of the date of the Final Prospectus and any amendment or supplement thereto, and as of the date hereof and at the Closing Date, the Registration Statement, as amended as of any such time and the Final Prospectus will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder, including the Release and Schedule B. None of the Registration Statement, as amended as of any such time, or the Final Prospectus, as amended or supplemented as of any such time, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Final Prospectus in the light of the circumstances under which they were made) not misleading; provided that the foregoing representations and warranties in this subparagraph (iii) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by the Underwriter, expressly for use in the Registration Statement or the Final Prospectus.

     (b)  Powers and Authority. The Republic has full power and authority to execute and deliver each of this Agreement and the Securities and all other documents and instruments to be executed and delivered by the Republic hereunder and thereunder, to incur the obligations to be incurred by it as provided herein or therein, and to perform and observe the provisions hereof and thereof on its part to be performed or observed and to issue and sell the Securities and to perform the terms thereof.

     (c)  Authorization. The issuance and sale of the Securities and the execution and delivery of this Agreement and the Securities by the Republic and all other documents to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly authorized by the Republic.

     (d)  Validity of Agreements. Each of this Agreement and the Indenture has been duly executed and delivered on behalf of the Republic and constitutes a valid and binding obligation of the Republic, enforceable against the Republic in accordance with its terms.

     (e)  Validity of Securities. The Securities have been duly and validly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with this Agreement, will be valid and binding obligations of the Republic entitled to the benefits of the Indenture.

     (f)  Consents. No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in Uruguay or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Agreements by the Republic, or for the issue, sale, delivery and performance of the Securities as contemplated herein and in the Registration Statement, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, as the case may be, or for the validity or enforceability of the Agreements, against the Republic, except Decree No. 242/2003, dated June 17, 2003 (the “Decree”) of the Executive Power of the Republic, which have been duly obtained and is in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

     (g)  Compliance. The execution, delivery and performance of this Agreement and the Indenture, the issuance, sale and delivery of the Securities, the consummation of the other transactions contemplated by the Agreements and the Securities (and compliance with the terms hereof and thereof) do not in any material respect (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets. As used herein, the term “National Governmental Agency” means any entity subject to Chapter I of Section XI of the Constitution of the Republic.

     (h)  Event of Default. No event has occurred and is continuing and no circumstance has arisen which, had the Securities already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Securities.

     (i)  Litigation. Other than as described or contemplated in the Final Prospectus, there are no pending or, to the best knowledge of the Republic after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate have a materially adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Agreements, or which are otherwise material in the context of the issue of the Securities.

     (j)  Taxes and Filing of Documents. There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder and it is not necessary that the Agreements be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

     (k)  Republic’s Obligations. When duly issued and authenticated, the Securities will be the direct, unconditional and unsecured obligations of the Republic; the full faith and credit of the Republic has been pledged for the due and punctual payment of the principal of, interest on, and any additional amount required to be paid with respect to, the Securities and the performance of the covenants therein contained; when issued, the Securities will rank pari passu in priority of payment, in right of security and in all other respects with all other Foreign Debt (as defined in the Terms and Conditions of the Securities) with respect to the Republic now or hereafter outstanding (except to the extent any such other Foreign Debt ranks above such obligations solely by reason of Liens (as defined in the Terms and Conditions of the Securities)).

     (l)  Private Action. The execution, delivery and performance of this Agreement, the Indenture and the other documents referred to therein, and the issuance and sale of the Securities and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Final Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). The waiver of immunity by the Republic contained in Section 17 hereof, Section 9.7 of Indenture and Paragraph 17(d) of the Terms and Conditions of the Securities and the indemnification and contribution provisions contained in Section 10 hereof do not conflict with Uruguayan law or public policy.

     (m)  IMF. The Republic is a member of the International Monetary Fund (the “IMF”).

     (n)  Enforcement of Agreements. After being translated into Spanish by an official translator, this Agreement, the Indenture and the Securities, upon the due execution, issuance and delivery thereof, will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

     (o)  Additional Amounts. Under currently existing law, all payments made in respect of the Securities will be free and exempt from any and all taxes, duties or other governmental charges of whatever nature of the Republic, except to the extent that such Securities or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such Securities or receiving payments thereon, all payments on the Securities will be made by the Republic without withholding or deduction for or on account of any and all taxes, duties, assessments or other governmental charges of whatever nature imposed by the Republic or any political subdivision or taxing authority thereof or therein having power to tax, unless the Republic is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges, and, in such event, the Republic shall pay Additional Amounts (as defined in the Indenture) to the extent provided in the Securities; and the Underwriter is not subject to any taxes, duties or other charges imposed by the Republic or by any political subdivision or taxing authority thereof or therein with respect to payments received by the Underwriter hereunder solely by reason of entering into this Agreement or receiving payments hereunder.

     (p)  Licenses, Consents and Residence. It is not necessary under the laws of the Republic that the Underwriter be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreements and the Underwriter will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreements.

     6.     Representations and Warranties of Banco Central

     Banco Central represents and warrants to the Underwriter as follows:

     (a)  Powers and Authority. Banco Central has full power and authority to execute and deliver in its capacity as financial agent for the Republic each of this Agreement and all other documents and instruments to be executed and delivered by it hereunder and thereunder, to incur the obligations to be incurred by it as provided herein or therein, and to perform and observe the provisions hereof and thereof on its part to be performed or observed.

     (b)  Validity of Agreements. The execution and delivery of this Agreement by Banco Central and all other documents to be executed and delivered by Banco Central hereunder and thereunder and the performance of its obligations hereunder and thereunder have been duly authorized by Banco Central, and this Agreement and the Indenture constitute valid and binding obligations of Banco Central in its capacity as financial agent for the Republic enforceable against Banco Central in accordance with their respective terms.

     (c)  Consents. No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in Uruguay or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of this Agreement by Banco Central in its capacity as financial agent for the Republic or the Indenture by Banco Central in its capacity as financial agent for the Republic and the compliance by Banco Central with the terms of this Agreement and the Indenture or for the validity or enforceability of this Agreement and the Indenture except the Decree and Resolution No. D/384/2003 dated June 18, 2003 (the “Resolution”) of the Board of Directors of Banco Central which has been duly obtained and is in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

     (d)  Compliance. The execution, delivery and performance of this Agreement and the Indenture by Banco Central, the consummation of the other transactions contemplated by this Agreement and the Indenture (and compliance with the terms hereof and thereof) do not in any material respect (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon Banco Central, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material fiscal agency agreement, trust deed, mortgage or other agreement to which Banco Central is a party or by which it or its properties or assets are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets.

     (e)  Litigation. There are no pending or, to the best knowledge of Banco Central after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting Banco Central which, if determined adversely to Banco Central, would individually or in the aggregate have a materially adverse effect on the financial condition or revenues and expenditures of Banco Central or would materially adversely affect the ability of Banco Central to perform its obligations under the Agreements, or which are otherwise material in the context of the issue of the Securities.

     (f)  Private Action. The execution, delivery and performance of this Agreement and the Indenture and the other documents referred to therein by Banco Central constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, neither Banco Central nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). The waiver of immunity by Banco Central contained in Section 17 hereof and Section 9.7 of the Indenture do not contradict Uruguayan law or public policy.

     7.     Covenants of the Republic

     The Republic agrees with the Underwriter as follows:

     (a)  Representations and Warranties. The Republic or Banco Central acting on behalf of the Republic will notify the Underwriter promptly if at any time prior to payment of the Purchase Price to the Republic on the Closing Date anything occurs which renders or may render untrue or incorrect in any material respect any of the representations and warranties contained in Section 5 or Section 6, as the case may be, and will forthwith take such steps as the Underwriter may reasonably require to remedy and/or publicize the fact.

     (b)  Filing and Delivery of Prospectus Supplement. Promptly after the execution and delivery of this Agreement, the Republic will file the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Securities Act, setting forth, among other things, the necessary information with respect to the terms of offering of the Securities. The Republic will promptly deliver to the Underwriter (through its counsel) copies of all amendments to the Registration Statement hereafter made, which relate to the Securities (in each case including all exhibits filed therewith and all documents incorporated by reference therein not previously furnished to the Underwriter), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Underwriter as many unsigned copies of the foregoing (excluding the exhibits) as the Underwriter may reasonably request. The Republic will also send to the Underwriter as soon as practicable after the date of this Agreement and thereafter from time to time as many copies of the Final Prospectus as any of the Underwriter or dealers may reasonably request for the purposes required by the Securities Act; provided that the Republic will prepare and deliver such copies to the Underwriter at the Underwriter’s expense pursuant to Section 12 hereof.

     (c)  Delivery of Amendments and Supplements. During such period (not exceeding 120 days) after the commencement of the offering of the Securities as the Underwriter may be required by law to deliver a prospectus, if any event relating to or affecting the Republic, or of which the Republic shall be advised in writing by the Underwriter, shall occur, which in the Republic’s opinion should be set forth in a supplement to or an amendment of the Final Prospectus in order to make the statements set forth in the Final Prospectus, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend the Final Prospectus to comply with the Securities Act, the Republic will forthwith at its expense prepare and furnish to the Underwriter and the dealers named by the Underwriter a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus which will supplement or amend the Final Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In case the

Underwriter or any dealer is required to deliver a prospectus after the expiration of 120 days after the commencement of the offering of the Securities, the Republic, upon the request of the Underwriter or dealer, will furnish to the Underwriter or dealer at the expense of the Underwriter, a reasonable quantity of a supplemented or amended Final Prospectus, or supplements or amendments to the Final Prospectus, complying with Section 10(a) of the Securities Act.

     (d)  The Republic will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Securities.

     (e)  The Republic will advise the Underwriter promptly of the filing of the Prospectus Supplement pursuant to Rule 424 and of any amendment or supplement to the Final Prospectus or Registration Statement or of official notice of institution of proceeding for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, use its best efforts to obtain the prompt removal thereof.

     (f)  The Republic will use its best efforts to qualify the Securities for offer and sale under the Blue Sky or legal investment laws of such jurisdictions in the United States as the Underwriter may reasonably designate and under the legal investment laws of such jurisdictions outside the United States as the Republic and the Underwriter may agree, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions inside or outside the United States; provided, however, that the Republic shall not be required to qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction other than as set forth in this Agreement and the Indenture. The Republic and the Underwriter, on behalf of the Underwriter, acknowledge and agree that the Underwriter may offer the Securities in the United States, the United Kingdom, Japan, and Hong Kong and such other jurisdictions as may be mutually acceptable.

     8.     Conditions Precedent

     The obligations of the Underwriter hereunder and the right of the Republic to receive payment for the Securities from the Underwriter are subject to the accuracy, on the date hereof and on the Closing Date, of the representations and warranties of the Republic contained herein, to the performance by the Republic of its obligations hereunder required to be performed on or before the Closing Date, and to each of the following additional conditions precedent:

     (a)  No Stop Orders, Etc. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date, and the Underwriter shall have received, prior to payment for the Securities, a certificate dated the Closing Date and signed by a duly authorized officer of the Republic to the effect that no such stop order is in effect and that no proceeding for such purpose is pending before or, to the knowledge of the Republic, threatened by the Commission.

     Any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter, and the Final Prospectus shall have been filed pursuant to the applicable provision of Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(b) of this Agreement.

     (b)  Other Agreements. On or before the Closing Date, any other agreements necessary for the consummation of the transactions contemplated hereby and thereby shall have been executed and delivered by the respective parties thereto, all in a form and substance satisfactory to the Underwriter.

     (c)  Listing. Each Stock Exchange shall have agreed to list the Securities prior to the Closing Date, or the Underwriter shall be satisfied that such listing will be granted shortly after the Closing Date.

     (d)  DTC. The Depository Trust Company (“DTC”) shall have accepted the Securities for its book entry settlement system and approved the form of the Global Security, on or prior to the Closing Date.

     (e)  Legal Opinions. On or prior to the Closing Date, there shall have been delivered to the Underwriter legal opinions, dated the Closing Date, of:

(i) Dra. Maria Rosa Longone, counsel to the Republic, substantially in the form of Exhibit A hereto;

(ii) Dr. Daniel Artecona, counsel of Banco Central, substantially in the form of Exhibit B hereto;

(iii) Guyer & Regules, special Uruguayan counsel to the Underwriter, in form and substance satisfactory to the Underwriter;

(iv) Clearly, Gottlieb, Steen & Hamilton, special New York counsel to the Republic and Banco Central, substantially in the form of Exhibit C hereto; and

(v) Shearman & Sterling LLP, special New York counsel to the Underwriter, in form and substance satisfactory to the Underwriter.

     In giving its opinion, Shearman & Sterling LLP may rely upon the opinion of Guyer & Regules with respect to matters governed by the laws of Uruguay.

     (f)  Resolution and Prior Approvals. On or prior to the Closing Date, there shall have been delivered to the Underwriter, on behalf of the Underwriter (i) certified copies of the Decree and the Resolution, together with certified English translations thereof and (ii) certified copies, together with certified English translations thereof, of all approvals, authorizations, consents and orders required for the issuance and sale of the Securities, the execution of this Agreement and the Indenture and the Decree and the Resolution and all such approvals, authorizations, consents and orders shall be in full force and effect.

     (g)  Compliance. At the Closing Date, (i) there will have been, in the Underwriter’s reasonable judgment, no material adverse change, or any development involving a prospective material adverse change, in the (national or international) monetary, financial, economic or political condition of the Republic, other than as set forth in the Final Prospectus on the date of its issuance, that would materially impair the investment quality of the Securities; (ii) the representations and warranties of the Republic and Banco Central herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; and (iii) there will have been delivered to the Underwriter, on behalf of the Underwriter, certificates of duly authorized officials of the Republic and Banco Central, dated the Closing Date, to such effect as set forth in this Section 8(g), as applicable.

     (h)  Certificates. On or prior to the Closing Date, there having been delivered to the Underwriter in form and substance satisfactory to the Underwriter, certificates of duly authorized officials of the Republic and Banco Central as to the authority, incumbency and specimen signatures of the persons who have executed or will execute this Agreement, the Indenture and, in the case of the Republic, the Securities and the other instruments and documents to be executed and delivered hereunder and thereunder by the Republic and Banco Central, as the case may be.

     (i)  Other Documents. On or prior to the Closing Date, counsel for the Underwriter shall have been furnished with such other documents, opinions and certificates as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

     (j)  Waiver. The Underwriter may waive, at its sole discretion and upon such terms as it deems appropriate, any of the conditions set forth above.

     9.     Closing

     (a)  Issue of Securities. Not later than 10:00 a.m., New York City time (or such other time as may be agreed between the Underwriter and the Republic), on June 25, 2003 (the “Closing Date”), the Republic will issue and deliver one or more duly executed and authenticated Global Security in an aggregate principal amount of U.S.$53,104,797 at a purchase price (inclusive of accrued interest) of US$43,877,469.74 (the “Purchase Price”). The Underwriter shall instruct DTC as to the allocation of interests in the Global Security among the accounts of DTC participants.

     (b)  Payment. Against such delivery, the Underwriter shall pay to the Republic in same day funds the Purchase Price for the Securities, less the amounts referred to in Section 9(c) below, on the Closing Date in U.S. dollars to such U.S. dollar account as shall be notified by the Republic to the Underwriter not later than three days prior to the Closing Date.

     (c)  Commission. The Republic agrees to pay to the Underwriter a combined management and underwriting commission of 0.70% of the aggregate principal amount of the Securities . Such commission shall be deducted from the Purchase Price for the Securities as provided in Section 9(b), free and clear of any taxes, duties, governmental charges, levies, deductions or withholdings of any nature imposed by the Republic or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law, in which event the Republic shall pay such additional amount as shall result in the receipt by the recipients of such amounts as would have been received by them had no such deduction or withholding been required.

     10.     Indemnification and Contribution

     (a)  Issuer’s Indemnity. The Republic agrees that it will indemnify and hold harmless the Underwriter and each of its affiliates, and individually each of its respective directors, officers, employees and controlling persons from and against any and all losses, liabilities, costs, claims, actions, demands, damages, expenses (including reasonable attorneys’ fees and expenses) which any of them may incur or which may be made against any of them, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Final Prospectus or any Preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Republic by or on behalf of the Underwriter specifically for inclusion therein as set forth in the letter attached hereto in Exhibit D; provided further that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) if the person asserting any such loss, claim, damage or liability purchased the securities which are the subject thereof and did not receive a copy of the Final Prospectus (or any amendment thereof or supplement thereto), at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact in such preliminary Prospectus was corrected in the Final Prospectus (or any such amendment thereof or supplement thereto). This indemnity agreement will be in addition to any liability which the Republic may otherwise have.

     (b)  Underwriter’s Indemnity. The Underwriter agrees to indemnify and hold harmless the Republic and Banco Central and each of their officials, including, with respect to the Republic, its authorized representative in the United States who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses (including reasonable attorney’s fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Final Prospectus or any preliminary prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated

therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with written information furnished to the Republic by or on behalf of the Underwriter specifically for use in the preparation of the documents as set forth in the letter attached hereto as Exhibit D, and agrees to reimburse the Republic and Banco Central, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

     (c)  Notification. If any action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted against an indemnified party in respect of which indemnity is to be sought against the indemnifying party under this Section 10, the indemnified party shall promptly notify the indemnifying party in writing and the indemnifying party, upon request of such indemnified party, shall retain counsel reasonably satisfactory to such indemnified party to represent such indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In such proceeding, the indemnified party shall have the right to retain counsel of its own choice to represent it in connection with such action, claim or demand, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. With respect to any indemnification claim under Section 10(a), any such firm shall be designated in writing by the Underwriter. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying party shall not, without the written consent (such consent not to be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

     (d)  Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 10 is for any reason held by a court to be unavailable in accordance with its terms, the Republic, on one hand, and the Underwriter, on the other hand, shall contribute to the aggregate losses, liabilities, costs, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Republic, on one hand, and the Underwriter, on the other hand, in such proportions so that the Underwriter is responsible for that portion represented by the percentage that the amount referred to in Section 9(c) bears to the initial public offering price of the Securities, and the Republic is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Underwriter shall not be required to contribute any amount in excess of the amount paid to the Underwriter pursuant to Section 9(c). For purposes of this paragraph (d), each director, officer, employee and controlling person of the Underwriter shall have the same rights to contribution as the Underwriter and each director, officer, employee and controlling person of the Republic shall have the same rights to contribution as the Republic. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have other than under this paragraph (d).

     11.     [Intentionally Omitted]

     12.     Expenses

     Subject to Section 10 hereof, the Republic agrees to pay (a) the fees and expenses of Uruguayan and United States counsel to the Republic and Banco Central in connection with the issuance of the Securities and all other fees and expenses in connection with the preparation and filing the of the Prospectus Supplement, (b) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel for such parties), (c) all listing fees incurred in connection with the clearance of the Securities for book-entry transfer through DTC, the Euroclear System and Clearstream Banking and (d) the fees and expenses incurred in listing the Securities on the Stock Exchange, and (e) its out-of-pocket expenses. The Underwriter agrees to pay (a) the costs of printing the Prospectus Supplement, (b) the costs of distributing the Prospectus Supplement, (c) the fees and expenses of Uruguayan and United States counsel to the Underwriter in connection with the issuance of the Securities, (d) the costs of tombstones, if any, and (e) its out-of-pocket expenses, including any expenses associated with the due diligence review conducted by the Underwriter.

     13.     Termination

     (a)  The Underwriter’s Ability to Terminate. Despite anything contained in this Agreement, the Underwriter may, by notice to the Republic and Banco Central given at any time prior to payment of the net subscription moneys for the Securities to the Republic (but, in the case of Section 13(a)(iii), only after consultation with the Republic), terminate this Agreement in any of the following circumstances:

(i) if there shall have come to the notice of the Underwriter any breach of, or any event rendering untrue or incorrect in any material respect, any of the representations and warranties contained in Section 5 or any failure to perform in any material respect any of the Republic’s or Banco Central’s undertakings or agreements in this Agreement; or

(ii) if any of the conditions specified in Section 8 has not been satisfied or waived by the Underwriter and cannot be satisfied on or before the Closing Date; or

(iii) if, in the opinion of the Underwriter, there shall have been such a change in Uruguayan or international financial, political or economic conditions as would in its reasonable judgment be likely to prejudice materially the success of the offering and distribution of the Securities; or

(iv) if, on the Closing Date, the Republic shall fail to tender the Securities for delivery.

     (b)  Consequences of Termination. Upon such notice being given, this Agreement shall terminate and be of no further effect and no party hereto shall be under any liability to any other in respect of this Agreement, except for the liability of the parties in relation to expenses as provided in Section 12, any liability arising before or in relation to such termination and the respective obligations of the parties pursuant to Section 14 which would have continued had the arrangements for the subscription and issue of the Securities been completed.

     14.     Survival of Representations and Obligations

     The indemnity agreement set forth in Section 10 and the representations and warranties set forth in this Agreement shall continue in full force and effect despite completion of the arrangements for the sale and issuance of the Securities or any investigation made by or on behalf of the Underwriter or the Republic.

     15.     Notices

     Any communication shall be given in writing and shall be delivered or telexed or sent by facsimile transmission, in the case of notices to the Republic or Banco Central, to it at:

c/o Banco Central del Uruguay
C. Correo 1467
11100 Montevideo
República Oriental del Uruguay
Telex No.: 26939 or 26659 BACENUR UY
Fax No.: 598-2-9021636
Attention: General Manager

and in the case of notices from the Republic or Banco Central, to the Underwriter at:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Fax No.: 212-723-8658
Attention: Latin American Capital Markets Department

Any such communication shall take effect, in the case of a letter, at the time of delivery, or in the case of telex or facsimile transmission, at the time of dispatch.

     16.     Governing Law and Jurisdiction

     (a)  Governing Law. This Agreement is governed by, and shall be construed in accordance with, the law of the State of New York.

     (b)  Jurisdiction. The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in New York City, and any appellate court, in any action or proceeding arising out of or relating to this Agreement, the Securities, any preliminary Prospectus or the Final Prospectus, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. Such service may be made by mailing or delivering a copy of such process to the Republic in care of the Process Agent at the address specified above for the Process Agent and the Republic hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in Section 15 hereof.

     (c)  Nothing in this Section 16 shall affect the right of the Underwriter to serve legal process in any other manner permitted by law or affect the right of the Underwriter to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

     17.     Waiver of Sovereign Immunity

     (a)  To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Securities or the Final Prospectus. To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic (other than immunity from attachment prior to judgment and attachment in aid of execution), or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under this Agreement, the Securities, any preliminary Prospectus or the Final Prospectus. Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this subsection (a) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act. Notwithstanding the foregoing, the Republic hereby reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act of 1976 with respect to actions brought against the Republic under U.S. federal securities laws or any state securities laws.

     (b)  Each of the Republic and Banco Central hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to this Agreement, the Securities, the preliminary Prospectus or the Final Prospectus, the posting of any bond or the furnishing, directly or indirectly, of any other security.

     18.     Severability

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     19.     Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     20.     Successors

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and the controlling persons referred to in Section 10 hereof and their respective administrators and successors, and no other person shall have any right or obligation hereunder. No purchaser of any Security from the Underwriter shall be deemed to be a successor or assign merely by reason of such purchase.

     21.     Obligation of the Underwriter for Purposes of Uruguayan Law

     In order to give effect to Section 16(a) hereof under the laws of the Republic, the Underwriter, the Republic and Banco Central hereby acknowledge that the primary obligation arising under this Agreement is the obligation on the part of the Underwriter to disburse the Purchase Price, subject to the adjustments referred to in Section 9(c), to or for the account of the Republic on the Closing Date against delivery of the Securities, subject to the terms and conditions set forth herein.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Republic and Banco Central a counterpart hereof, whereupon this instrument will become a binding agreement among the Republic, Banco Central, as financial agent for the Republic, and the Underwriter.

Very truly yours,

REPUBLICA ORIENTAL DEL URUGUAY

By:	/s/ Ariel Fernández

	Name:	Ariel Fernández
	Title:	Manager Division

By:	/s/ Daniel Artecona

	Name: Title:	Daniel Artecona Legal Advisor

BANCO CENTRAL DEL URUGUAY

By:	/s/ Ariel Fernández	/s/ Daniel Artecona

	Name: Ariel Fernández	Daniel Artecona
	Title: Manager Division	Legal Advisor

Accepted, on behalf of itself
CITIGROUP GLOBAL MARKETS INC

By: /s/ Christopher Gilfond

Name:	Christopher Gilfond
Title:	Managing Director

SCHEDULE I

Underwriting Agreement dated:	June 25, 2003

Indenture:	Indenture dated as of May 29, 2003 among República Oriental del Uruguay, as Issuer, Banco Central del Uruguay, as Financial Agent, and The Bank of New York, as trustee

The Underwriter and address:	Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 Fax: (212) 723-8658 Attention: Christopher Gilfond

Title and description of Securities:
Title: Aggregate principal amount: Interest payable from: Interest payment dates: Maturity date: Accrued interest: Redemption provisions:	7.25% Bonds due 2011 (USD) $53,104,797 May 29, 2003 February 15 and August 15 of each year February 15, 2011 $331,536.20 See “Other Provisions” below

Currency of payment:	United States Dollars

Form(s) and denomination(s):	One or more global securities registered in the name of a nominee of the Depositary Trust Company and in denominations of US$1 or integral multiples thereof

Other Provisions:	The Securities are subject to a debt management provision limiting the principal amount of these bonds that remains outstanding after certain dates. Under this debt management feature, Uruguay must undertake arrangements (e.g., debt buybacks or exchanges) that would have the effect of ensuring that the outstanding principal amount of the 7.25% Bonds due 2011 (USD) as of February 15, 2010 is not greater than US$500,000,000. Failure to meet this test on that date will result in an obligation on the part of Uruguay to make a partial redemption of these bonds, at par, on the next interest payment date thereunder in a principal amount equal to the shortfall. In the

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event of such a partial redemption, the Trustee will select the Bonds to be redeemed by lot or in another fair and reasonable manner chosen at the discretion of the Trustee that is substantially equivalent to redemption by lot.

Underwriting Commission	0.70% of aggregate principal amount of Securities

Manner of payment:	Wire transfer of immediately available funds

Closing Date, time and location:	10 A.M (New York City time) on June 30, 2003 in New York city

Listing:	Application has been made to list the bonds on the Luxembourg Stock Exchange

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SCHEDULE II

Underwriter	Securities

Citigroup Global Markets Inc.	$53,104,797.00

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SCHEDULE III

Selling Restrictions

1. General. By its purchase and acceptance of Securities issued under this Agreement to which these selling restrictions are scheduled, the Underwriter represents, warrants and agrees that it will observe all applicable laws and regulations in any jurisdiction in which it may offer, sell or deliver Securities; and it will not directly or indirectly offer, sell, resell, reoffer or deliver Securities or distribute any prospectus, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations, and all actions or measures so taken shall be at the sole expense of the Underwriter. Each Underwriter also acknowledges and agrees that it is not authorized to give any information on or to make any representation not contained in the Final Prospectus (as defined in 5(a)) in connection with the offer and sale of Securities.

No action has been or will be taken by the Underwriter or the Republic that would permit a public offering of the Securities or possession or distribution of the Final Prospectus or any other offering or publicity material relating to the Securities, in any country or jurisdiction in which action for that purpose is required (other than the United States).

Except for registration under the Securities Act and compliance with the rules and regulations thereunder and the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Underwriter and the Republic may agree to pursuant to Section 7(f), the Republic shall not have any responsibility for obtaining, and the Underwriter agrees with the Republic that it and its respective affiliates will obtain any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject to or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

2. The United States of America. Each Underwriter, on behalf of itself and its affiliates that participate in the distribution of the Securities, represents and agrees that it and each such affiliate has complied with all applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, and applicable Blue Sky or state securities laws.

3. United Kingdom. Each Underwriter has represented and agreed that: (i) it has not offered or sold, and will not offer or sell, any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from

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or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

4. Hong Kong. Each Underwriter has represented and agreed that it (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong and (ii) has not issued and will not issue any invitation or advertisements relating to the Securities in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or agent.

5. Japan. The Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and the Underwriter has represented that it has not offered or sold, and has agreed that it will not offer or sell, any Securities, directly or indirectly, in Japan or to or for the account of any resident of Japan except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

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Exhibit A
to the Underwriting Agreement

Form of Opinion of Dra. Maria Rosa Longone,
counsel to the Republic

[           ]

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

     as the Underwriter under
     the Underwriting Agreement referred to below

Ladies and Gentlemen:

     This opinion is delivered to you pursuant to Section 8(e)(i) of the Underwriting Agreement dated June 25, 2003 (the “Underwriting Agreement”) among República Oriental del Uruguay (the “Republic”), Banco Central del Uruguay (“Banco Central”), as financial agent, and Citigroup Global Markets Inc. (the “Underwriter”) relating to the issuance and sale by the Republic of U.S.$53,104,797 aggregate principal amount of its 7.25% Bonds due 2011 (the “Securities”), which are intended to constitute a further issuance of and to be fungible with and consolidated and form a single series with, the $446,895,203 7.25% Bonds due 2011 issued on May 29, 2003. The Securities are to be issued pursuant to an Indenture dated as of May 29, 2003 (the “Indenture”) among the Republic, Banco Central, as the Republic’s financial agent, and The Bank of New York, as trustee (the “Trustee”). The Securities, the Underwriting Agreement and the Indenture (collectively the “Agreements”), are more fully described in the Registration Statement and the Final Prospectus prepared by the Republic in connection with the issuance of the Securities. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     I have acted in my capacity as counsel to the Republic in connection with the Agreements and issuance of the Securities. I or attorneys on my staff am or are familiar with the organization and affairs of the Republic, and its legal affairs are encompassed by my duties as counsel to the Republic. In connection with this opinion I have examined:

1.	the Agreements and forms of the Securities;

2.	the Registration Statement and Final Prospectus;

3.	the Constitution of the Republic, the Decree and the Resolution;

and such other documents, agreements and instruments and such treaties, laws, rules, decrees and the like as I have deemed necessary as a basis for the opinions hereinafter expressed.

     I have assumed for purposes of this opinion: (i) that the Agreements and all other documents to be executed and delivered thereunder have been duly authorized, executed and delivered by Banco Central, the Underwriter and the Trustee, as the case may be, and that each such party has adequate power, authority and legal right to enter into each Agreement to which it is a party; (ii) the authenticity of all documents examined by me (and the completeness of and conformity to the originals of any copies thereof submitted to me) and the genuineness of all signatures; (iii) that the Underwriting Agreement has not been terminated pursuant to Section 13 thereof; and (iv) that the execution, delivery and performance of the Agreements and the other documents and instruments provided for by the Agreements, and the consummation of the transactions contemplated thereby, do not and will not contravene or breach, or result in a default under, or require any consent of any person under, any agreement or other document or instrument to which any of the parties to any thereof (other than the Republic) is a party or by which it is bound.

     Based upon the foregoing, I am of the opinion that:

     (a) The Republic has full power and authority to execute and deliver each of the Underwriting Agreement and the Securities and all other documents and instruments to be executed and delivered by the Republic thereunder, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue and sell the Securities and to perform the terms thereof.

     (b) The issuance and sale of the Securities and the execution and delivery of the Underwriting Agreement and the Securities by the Republic and all other documents to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly authorized by the Republic.

     (c) Each of the Underwriting Agreement and the Indenture has been duly executed and delivered on behalf of the Republic and constitutes a legal, valid and binding obligation of the Republic enforceable against the Republic in accordance with the terms thereof. The Securities have been validly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Republic entitled to the benefits of the Indenture.

     (d) The execution, delivery and performance of the Underwriting Agreement and the Indenture, the issuance, sale and delivery of the Securities and the consummation of the other transactions contemplated by the Agreements (and compliance with the terms thereof) do not (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation or decree, or to the best of my knowledge after due inquiry, any judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) to the best of my knowledge after due inquiry, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any fiscal agency agreement, trust deed, contract, agreement or instrument to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective assets or properties are bound or (iii) to the best of my knowledge after due inquiry, result in the creation of any lien or encumbrance upon such properties or assets.

     (e)       No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in Uruguay or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Agreements, or for the issue, sale, delivery and performance of the Securities as contemplated therein and in the Registration Statement, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, or for the validity or enforceability of the Agreements against the Republic, except the Decree which have been duly obtained and are in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

     (f) Other than as described in the Final Prospectus, there is no pending or, to the best of my knowledge after due inquiry, threatened action or proceeding (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate materially adversely affect the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Agreements, or which are otherwise material in the context of the issuance of the Securities.

     (g) The execution and delivery and performance of the Underwriting Agreement, the Indenture and the other documents referred therein, and the issuance and sale of the Securities and performance of the terms thereof by the Republic constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Final Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). Any judgment against the Republic of a state or Federal court in the State of New York, United States of America, is capable of being enforced in the courts of the Republic in accordance with the laws of the Republic, provided that such judgment is ratified by the Uruguayan Supreme Court. Such ratification will occur (i) if there exists a treaty with the country where such judgment was issued, pursuant to the provisions of such treaty, and (ii) in the absence of such treaty, if such judgment (1) complies with all formalities required for the enforceability thereof under the laws of the country where the same was issued, (2) together with related documents, has been translated into Spanish and satisfies the authentication requirements of Uruguayan law, (3) was issued by a competent court after valid service of process upon the parties to the action, (4) was issued after an opportunity was given to the defendant to present its defense, (5) is not subject to appeal and (6) is not against Uruguayan public policy. The waiver of immunity by the Republic contained in Section 17 of the Underwriting Agreement, Section 9.7 of the Indenture and paragraph 17(d) of the Terms and Conditions of the Securities, the appointment by the Republic of process agent in Section 16(b) of the Underwriting Agreement, Section 9.7 of the Indenture and paragraph 17 of the Terms and Conditions of the Securities, the consent by the Republic to the jurisdiction of the courts specified in such Sections and paragraph and the provisions in these Sections and paragraph that the laws of the State of New York shall govern the Underwriting Agreement, the Indenture and the Securities, are irrevocably binding on the Republic.

     (h) After being translated into Spanish by an official translator, the Underwriting Agreement, the Indenture and the Securities will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

     (i) There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder and neither is it necessary that the Agreements be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

     (j) The Securities are the direct, unconditional and unsecured obligations of the Republic; the full faith and credit of the Republic has been pledged for the due and punctual payment of the principal of, interest on, and any additional amount required to be paid with respect to the Securities and the performance of the covenants therein contained; the Securities rank pari passu in priority of payment, in right of security and in all other respects with all other Foreign Debt (as defined in the Terms and Conditions of the Securities) with respect to the Republic now outstanding (except to the extent any such other Foreign Debt ranks above such obligations solely by reason of Liens (as defined in the Terms and Conditions of the Securities)).

     (k) When issued, the Securities and all payments thereon will be free and exempt from any and all taxes, duties or other charges of whatsoever nature of the Republic, except to the extent that such Securities or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such Securities or receiving payments thereon.

     (l) The Underwriter is not subject to any taxes, duties or other governmental charges imposed by the Republic or by any political subdivisions or taxing authority thereof or therein with respect to payments received by the Underwriter, as contemplated in the Underwriting Agreement.

     (m) It is not necessary under the laws of the Republic that the Underwriter be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreements and the Underwriter will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreements.

     (n) All statements in the Registration Statement and Final Prospectus with respect to the laws of the Republic are true and correct as of the date hereof and the information stated in the Registration Statement and Final Prospectus with regard to the Republic has been included on the authority of the Republic and of Banco Central and they are duly authorized to do so under the laws of the Republic.

     (o) The statements in the Registration Statement and Final Prospectus under the caption “Description of the Securities,” insofar as such statements constitute a summary of the documents or matters referred to therein, taken as a whole, are an accurate summary of such documents and matters.

     (p) Based upon due inquiry of officials of the Republic involved in the preparation of the Registration Statement and Final Prospectus, I believe that the Registration Statement and Final Prospectus (except for financial information and other financial data contained or incorporated therein, as to which I am not called upon to express any belief), as of its date of issuance, did not, and, as of the date hereof, does not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading.

     (q) The laws of the Republic do not require any statute or regulation or legal or governmental proceeding, or any contract or document of the Republic of any character, to be described in the Registration Statement and Prospectus.

     My opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

     The opinions expressed herein are limited to questions arising under the laws of the Republic. This opinion letter is furnished to you in your capacity as the Underwriter under the Underwriting Agreement and is solely for your benefit as such. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Dra. Maria Rosa Longone Counsel to the Ministry of Economy and Finance of the Republic of Uruguay

Exhibit B
to the Underwriting Agreement

Form of Opinion of Dr. Daniel Artecona,
counsel of Banco Central

[           ]

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

     as the Underwriter named in
     the Underwriting Agreement referred to below

Ladies and Gentlemen:

     This opinion is delivered to you pursuant to Section 8(e)(ii) of the Underwriting Agreement dated June 25, 2003 (the “Underwriting Agreement”) among República Oriental del Uruguay (the “Republic”), Banco Central del Uruguay (“Banco Central”), as financial agent, and Citigroup Global Markets Inc. (the “Underwriter”) relating to the issuance and sale by the Republic of U.S.$53,104,797 aggregate principal amount of its 7.25% Bonds due 2011 (the “Securities”), which are intended to constitute a further issuance of and to be fungible with and consolidated and form a single series with, the $446,895,203 7.25% Bonds due 2011 issued on May 29, 2003. The Securities are to be issued pursuant to an Indenture dated as of May 29, 2003 (the “Indenture”) among the Republic, Banco Central, as the Republic’s financial agent, and The Bank of New York, as trustee (the “Trustee”). The Securities, the Underwriting Agreement and the Indenture (collectively the “Agreements”), are more fully described in the Registration Statement and the Final Prospectus prepared by the Republic in connection with the issuance of the Securities. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     I have acted in my capacity as Counsel for Banco Central in connection with the Agreements and issuance of the Securities. I am familiar with the organization and operations of Banco Central and its legal affairs are encompassed by my duties as Counsel for Banco Central. In connection with this opinion, I have examined:

1.	the Agreements and forms of the Securities;

2.	the Registration Statement and Final Prospectus;

3.	the Constitution of the Republic, the Decree and the Resolution;

and such other documents, agreements and instruments and such treaties, laws, rules, decrees and the like as I have deemed necessary as a basis for the opinions hereinafter expressed.

     I have assumed for purposes of this opinion: (i) that the Agreements and all other documents to be executed and delivered thereunder have been duly authorized, executed and delivered by the Republic, the Underwriter and the Trustee, as the case may be, and that each such party has adequate power, authority and legal right to enter into such Agreement to which it is a party and to perform its obligations under each Agreement to which it is a party; (ii) the authenticity of all documents examined by me (and the completeness of, and conformity to, the originals of any copies thereof submitted to me) and the genuineness of all signatures; (iii) that the Underwriting Agreement has not been terminated pursuant to Section 13 thereof; and (iv) that the execution, delivery and performance of the Agreements and the other documents and instruments provided for by the Agreements and the consummation of the transactions contemplated thereby, do not and will not contravene or breach, or result in a default under, or require any consent of any person under, any agreement or other document or instrument to which any of the parties to any thereof (other than Banco Central) is a party or by which it is bound.

     Based upon the foregoing, I am of the opinion that:

     (a) Banco Central is an autonomous state entity duly organized and validly existing under the laws of the Republic.

     (b) Banco Central has full power and authority under the laws of the Republic to execute and deliver in its capacity as agent for the Republic the Underwriting Agreement and all other documents and instruments to be executed and delivered by it thereunder or under the Indenture, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed and observed.

     (c) The execution and delivery of the Underwriting Agreement by Banco Central and all other documents to be executed and delivered by Banco Central thereunder or under the Indenture and the performance of its obligations thereunder or under the Indenture have been duly authorized by Banco Central, and each of the Underwriting Agreement and the Indenture has been duly executed and delivered by Banco Central and constitutes the legal, valid and binding obligation of Banco Central in its capacity as agent for the Republic, enforceable against Banco Central in accordance with its terms, and conforms in all material respects to the description thereof contained in the Final Prospectus.

     (d) The execution, delivery and performance of the Underwriting Agreement and the Indenture by Banco Central, the consummation of the other transactions contemplated by the Underwriting Agreement and the Indenture (and compliance with the terms hereof and thereof) do not (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree or, to the best of my knowledge after due inquiry, any judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon Banco Central, (ii) to the best of my knowledge after due inquiry, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, trust deed, mortgage or other agreement to which Banco Central is a party or by which it or its properties or assets are bound or (iii) to the best of my knowledge after due inquiry, result in the creation of any lien or encumbrance upon such properties or assets.

     (e) No consent, approval (including, but not limited to, exchange control approval), authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in Uruguay or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Underwriting Agreement by Banco Central in its capacity as agent for the Republic and the compliance by Banco Central with the terms of the Underwriting Agreement and the Indenture or for the validity or enforceability of the Underwriting Agreement and the Indenture against Banco Central, except the Decree and the Resolution which have been duly obtained and are in full force and effect on the date hereof.

     (f) Other than as described in the Final Prospectus, there are no pending or, to the best of my knowledge after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting Banco Central which, if determined adversely to Banco Central, would individually or in the aggregate have a materially adverse effect on the financial condition or revenues and expenditures of Banco Central or would materially adversely affect the ability of Banco Central to perform its obligations under the Agreements, or which are otherwise material in the context of the issue of the Securities.

     (g) After being translated into Spanish by an official translator, the Underwriting Agreement and the Indenture will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against Banco Central.

     (h) To ensure the legality, validity, enforceability, priority or admissibility in evidence in the Republic of the Underwriting Agreement and the Indenture, it is not necessary that the Underwriting Agreement or the Indenture or any other document or instrument be registered, recorded or filed with any court or other authority in the Republic or be notarized, or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of the Underwriting Agreement or the Indenture (except for court fees and taxes incurred in connection with enforcement proceedings).

     (i) The execution and delivery by Banco Central of the Underwriting Agreement, the Indenture and the other documents required thereunder to be delivered by Banco Central, and the performance by Banco Central of the terms thereof, constitute private and commercial acts rather than public and governmental acts. Under the laws of the Republic, neither Banco Central nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). Any judgment against Banco Central of a state or Federal court in the State of New York, United States of America, is capable of being enforced in the courts of the Republic in accordance with the laws of the Republic, provided that such judgment is ratified by the Uruguayan Supreme Court. Such ratification will occur (i) if there exists a treaty with the country where such judgment was issued, pursuant to the provisions of such treaty, and (ii) in the absence of such treaty, if such judgment (1) complies with all formalities required for enforceability thereof under the laws of the country where the same was issued, (2) together with related documents, has been translated into Spanish and satisfies the authentication requirements of Uruguayan law, (3) was issued by a competent court after valid service of process upon the parties to the action, (4) was issued after an opportunity was given to the defendant to present its defense, (5) is not subject to appeal and (6) is not against Uruguayan public policy. The waiver of inconvenient forum and waiver of immunity by Banco Central contained in Sections 16(b) and 17 of the Underwriting Agreement and Section 9.7 of the Indenture, the appointment of process agent contained in Section 16(b) of the Underwriting Agreement and Section 9.7 of the Indenture, the consent by Banco Central to the jurisdiction of the courts specified in such Sections and the provisions in those Sections that the law of the State of New York shall govern the Underwriting Agreement and the Indenture are valid and binding on Banco Central.

     (j) Based upon due inquiry of officers of Banco Central involved in the preparation of the Registration Statement and Final Prospectus, I believe that all statements in the Registration Statement and Final Prospectus with respect to Banco Central (except for financial information and other financial data contained or incorporated therein, as to which I am not called upon to express any belief) are true and correct in all material respects and the information stated in the Registration Statement and Final Prospectus with regard to Banco Central has been included on the authority of Banco Central.

     My opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

     The opinions expressed herein are limited to questions arising under the laws of the Republic. This opinion letter is furnished to you in your capacity as the Underwriter under the Underwriting Agreement, and is solely for your benefit in such capacity. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Dr. Daniel Artecona Counsel Banco Central del Uruguay

Exhibit C
to the Underwriting Agreement

Form of Opinion of Cleary, Gottlieb, Steen & Hamilton,
special New York counsel for the Republic and Banco Central

[          ]

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

       as Underwriter named in
       the Underwriting Agreement referred to below

[          ]

Ladies and Gentlemen:

     We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) and Banco Central del Uruguay (“Banco Central”) in connection with the Republic’s offering pursuant to a registration statement on Schedule B (No. 333-103739) of U.S.$ 53,104,797 aggregate principal amount of the Republic’s 7.25% Bonds due 2011(the “Securities”) which are intended to constitute a further issuance of and to be fungible with and consolidated and form a single series with, the $446,895,203 7.25% Bonds due 2011 issued on May 29, 2003. The Securities are to be issued under an Indenture dated as of May 29, 2003 (the “Indenture”) among the Republic, Banco Central, as the Republic’s financial agent, and The Bank of New York, as trustee (the “Trustee”). Such registration statement, as amended when it became effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is herein called the “Registration Statement,” and the related prospectus, as supplemented by the prospectus supplement dated June 25, 2003 and as first filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(2) under the Securities Act, is herein called the “Prospectus.” This opinion letter is furnished to you pursuant to Section 8(e)(iv) of the Underwriting Agreement dated June 25, 2003 (the “Underwriting Agreement”) among the Republic, Banco Central, as financial agent, and Citigroup Global Markets Inc. as the Underwriter named therein. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

     In arriving at the opinions expressed below, we have reviewed the following documents:

     (a) an executed copy of the Underwriting Agreement;

     (b) the Registration Statement;

     (c) the Prospectus;

     (d) the Global Security executed by the Republic;

     (e) an executed copy of the Indenture; and

     (f) the documents delivered to you by the Republic and Banco Central at the closing pursuant to the Underwriting Agreement.

In addition, we have reviewed the originals or copies, certified or otherwise identified to our satisfaction, of such other instruments and other certificates of public officials, officers and representatives of the Republic and Banco Central and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the original of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) that all signatures on all such agreements and documents are genuine and (ii) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Republic and Banco Central in the Underwriting Agreement).

     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

     (1)      The Underwriting Agreement has been duly executed and delivered by each of the Republic and Banco Central.

     (2)      The Indenture has been duly executed and delivered by each of the Republic and Banco Central and is a valid, binding and enforceable agreement of each of the Republic and Banco Central.

     (3)      The Global Security has been duly executed and delivered by the Republic, and, assuming that the Global Security has been duly authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, the Global Security is a valid, binding and enforceable obligation of the Republic, entitled to the benefits of the Indenture.

     (4)      The statements set forth under the heading “Description of the Securities” in the Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and certain provisions of the Indenture, provide a fair summary of such provisions, and the statements made in the Prospectus under the heading “Taxation,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

     (5)      The issuance and sale of the Securities to the Underwriter pursuant to the Underwriting Agreement, and the performance by the Republic and Banco Central of their respective obligations in the Underwriting Agreement do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York, except such as have been obtained or effected under the Securities Act (but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws).

     (6)      Assuming validity under the laws of Uruguay, under the laws of the State of New York relating to submission to jurisdiction, the Republic has, pursuant to Section 16(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and paragraph 17 of the Terms and Conditions of the Securities (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or United States federal court located in the Borough of Manhattan, The City of New York, in any action arising out of or related to the Underwriting Agreement, the Indenture and the Securities, (ii) validly appointed CT Corporation System as its initial authorized agent but solely for the purposes and subject to the limitations described in Section 16(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and paragraph 17 of the Terms and Conditions of the Securities and (iii) to the fullest extent permitted by law, validly and irrevocably waived the defense of an inconvenient forum to the maintenance of such action or proceeding and any right to jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic.

     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Republic, (i) we have assumed that the Republic, Banco Central and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic or Banco Central regarding matters of the federal law of the United States or the law of the State of New York), and (ii) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and to possible judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

     We express no opinion as to the enforceability of the provisions of the Securities providing for the indemnity by one party to another party thereto against any loss in obtaining the currency due to such other party from a court judgment in another currency.

     The enforceability in the United States of the waiver by the Republic of its immunities from court jurisdiction and from legal process, as set forth in Section 17 of the Underwriting Agreement, Section 9.7(d) of the Indenture and paragraph 17(d) of the Terms and Conditions of the Securities, is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date hereof.

     We also note that the designations in Section 16(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and paragraph 17(d) of the Terms and Conditions of the Securities of the United States federal courts located in the Borough of Manhattan, The City of

New York as the venue for actions or proceedings relating to the Underwriting Agreement, the Indenture or the Securities, respectively, are (notwithstanding the waivers in Section 17(b) of the Underwriting Agreement, Section 9.7(e) of the Indenture and paragraph 17 of the Terms and Conditions of the Securities) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

     The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

     We are furnishing this opinion letter to you, as the Underwriter, solely for your benefit in connection with the offering of the Securities. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

[ ]

By:

[           ]

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

     as the Underwriter named in
     the Underwriting Agreement referred to below

[          ]

Ladies and Gentlemen:

     We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) and Banco Central del Uruguay (“Banco Central”) in connection with the Republic’s offering pursuant to a registration statement on Schedule B (No. 333-103739) of U.S.$53,104,797 aggregate principal amount of the Republic’s 7.25% Bonds due 2011(the “Securities”) which are intended to constitute a further issuance of and to be fungible with and consolidated and form a single series with, the $446,895,203 7.25% Bonds due 2011 issued on May 29, 2003. The Securities are to be issued under an Indenture dated as of May 29, 2003 (the “Indenture”) among the Republic, Banco Central, as the Republic’s financial agent, and The Bank of New York, as trustee (the “Trustee”). Such registration statement, as amended when it became effective is herein called the “Registration Statement,” and the related prospectus, as amended as of the date hereof and as supplemented by the prospectus supplement dated June 25, 2003, is herein called the “Prospectus.” This letter is furnished to you pursuant to Section 8(e)(iv) of the underwriting agreement dated June 25, 2003 (the “Underwriting Agreement”) among the Republic, Banco Central, as financial agent, and Citigroup Global Markets Inc., as the Underwriter named in the Underwriting Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

     Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in numbered paragraph 4 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We note that certain portions of the Registration Statement and the Prospectus have been included therein on the authority of officials of the Republic and of Banco Central, and that we are not experts within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) with respect to any portion of the Registration Statement or the Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

     However, in the course of our acting as special New York counsel to the Republic and Banco Central in connection with the preparation of the Registration Statement and the Prospectus, we participated in conferences and telephone conversations with officials of the

Republic and Banco Central, your representatives and representatives of your New York and Uruguayan counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed, and we reviewed certain documents furnished to us by the Republic or Banco Central.

     Based on our participation in such conferences and conversations and our review of such documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

     (a) The Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder.

     (b) The Prospectus (except the financial, accounting and statistical data included therein, as to which we express no view), as of the date of its filing with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     (c) No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial, accounting and statistical data included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (d) No information has come to our attention that causes us to believe that the Prospectus (except the financial, accounting and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement is effective under the Securities Act and, to the best of our knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened, by the Commission.

     We are furnishing this letter to you as the Underwriter, solely for your benefit in connection with the offering of the Securities. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

[ ]

By:

Exhibit D

to the Underwriting Agreement

Form of the Underwriter’s Blood Letter

[     ]

República Oriental del Uruguay
c/o Banco Central del Uruguay
C. Correo 1467
11100 Montevideo
República Oriental del Uruguay

República Oriental del Uruguay
U.S.$53,104,797 Aggregate Principal Amount of 7.25% Bonds due 2011

Ladies and Gentlemen:

          This letter is delivered to you, in connection with the Basic Prospectus, dated April 9, 2003, as amended May 9, 2003 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated June 25, 2003 (the “Prospectus Supplement” and, together with the Basic Prospectus, the “Prospectus”), relating to the offering of U.S.$53,104,797 7.25% Bonds due 2011 (the “Securities”) by Citigroup Global Market Inc., (the “Underwriter”), to confirm that the following information appearing in the Prospectus has been furnished by the Underwriter to you for use in the Prospectus:

(a) The information with respect to the offering in the second paragraph under the heading “Plan of Distribution” in the Prospectus Supplement;

(b) The information with respect to over allotment and stabilization transactions in the first sentence of the fourth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement; and

D-1

(c) The information with respect to investment banking and commercial banking in the eighth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

Very truly yours,

By:
Name: Title:

D-2